Exhibit 1.1

[                    ] Shares1

AFFIRMATIVE INSURANCE HOLDINGS, INC.

Common Stock

(par value $0.01 per share)

PURCHASE AGREEMENT

[                ], 2004

PIPER JAFFRAY & CO.

WILLIAM BLAIR & COMPANY, L.L.C.

SANDLER O’NEILL & PARTNERS, L.P.

RAYMOND JAMES & ASSOCIATES, INC.

As Representatives of the several

Underwriters named in Schedule II hereto

c/o Piper Jaffray & Co.

800 Nicollet Mall, Suite 800

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Affirmative Insurance Holdings, Inc., a Delaware corporation (the “Company”), together with the stockholders of the Company listed in Schedule I hereto (the “Selling Stockholders”), severally propose to sell to the several underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of [                ] shares (the “Firm Shares”) of common stock of the Company, $0.01 par value per share (the “Common Stock”). The Firm Shares consist of [                ] authorized but unissued shares of Common Stock to be issued and sold by the Company and [                ] outstanding shares of Common Stock to be sold by the Selling Stockholders. The Company and certain of the Selling Stockholders have also granted to the several Underwriters an option to purchase up to [                ] and [                ] additional shares of Common Stock, respectively, on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement are herein collectively called the “Securities.”

The Company and the Selling Stockholders hereby confirm their agreement with respect to the sale of the Securities to the several Underwriters, for whom you are acting as representatives (the “Representatives”). Unless otherwise specified herein, or unless the context otherwise requires,

[1]	Plus an option to purchase up to an additional [ ] shares to cover over-allotments.

references to a “subsidiary of the Company” or “subsidiaries of the Company” shall be deemed to include all of the direct and indirect subsidiaries of the Company.

1. Registration Statement and Prospectus. A registration statement on Form S-1 (File No. 333-113793) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed; and, if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b). Copies of such registration statement(s) and amendments and each related preliminary prospectus have been delivered to you.

If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus (including a term sheet meeting the requirements of Rule 434 of the Rules and Regulations). If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus (or a term sheet meeting the requirements of Rule 434) pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Such registration statement as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date and prior to the First Closing Date (as hereinafter defined), such registration statement as so amended (but only from and after the effectiveness of such amendment), including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rules 430A(b) and 434(d) of the Rules and Regulations, is hereinafter called the “Registration Statement.” The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the “Prospectus,” except that if any prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations provided by the Company for use with a prospectus subject to completion within the meaning of Rule 434 in order to meet the requirements of Section 10(a) of the Act) filed by the Company with the Commission pursuant to Rule 424(b) (and Rule 434, if applicable) of the Rules and Regulations or any other such prospectus provided to the Underwriters by the Company for use in connection with the offering of the Securities (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term “Prospectus” shall refer to such differing prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) (and Rule 434, if applicable) or from and after the time it is first provided to the Underwriters by the Company for such use. The term “Preliminary Prospectus” as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A or 434 of the Rules and Regulations.

2. Representations and Warranties of the Company and the Selling Stockholders.

(a) The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(i) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof, (A) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof and (B) conformed in all material respects to the requirements of the Act and the Rules and Regulations.

(ii) As of the time the Registration Statement (or any post-effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act) is or was declared effective by the Commission, upon the filing or first delivery to the Underwriters of the Prospectus (or any supplement to the Prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations)) and at the First Closing Date and Second Closing Date (as hereinafter defined), (A) the Registration Statement and Prospectus (in each case, as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof. If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission.

(iii) The consolidated financial statements of the Company, together with the related notes, set forth in the Registration Statement and Prospectus comply in all material respects with the requirements of the Act and fairly present the consolidated financial condition of the Company as of the dates indicated and the consolidated results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement or Prospectus. To the Company’s knowledge, PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement and Prospectus, is an independent public accounting firm within the meaning of the Act and the Rules and Regulations and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The pro forma information included in the Registration Statement and Prospectus presents fairly the information presented therein, has been prepared in accordance with generally accepted accounting principles and the Commission’s rules and guidelines with respect to pro forma information, has been properly prepared and presented on the pro forma basis described therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

(iv) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation, limited liability company or other entity in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(v) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and (b) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock upon the exercise of outstanding options), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, property, operations or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”) or any development involving a prospective Material Adverse Change.

(vi) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which the Company reasonably believes, individually or in the aggregate, would result in a Material Adverse Change.

(vii) There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement and Prospectus or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so described or filed.

(viii) The Company has executed and delivered or will execute and deliver on or before the First Closing Date (or has caused or will cause one or more of its subsidiaries to execute and deliver, as applicable) the agreements set forth on Exhibit A hereto (the “Separation Agreements”) including, without limitation, that certain Addendum No. 2 to the Amended and Restated 100% Quota Share Reinsurance Contract dated as of May 10, 2004 between The Shelby Insurance Company, Affirmative Insurance Company and Insura Property and Casualty Insurance Company and Vesta Fire Insurance Corporation which shall become effective as of the First Closing Date.

(ix) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, (ii) the Company’s charter or by-laws, or (iii) any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties that would, in the case of (i) and (iii), individually or in the aggregate have a Material Adverse Effect; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as have already been obtained or as may be required under the Act or state securities or blue sky laws; and the Company has full corporate power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement.

(x) The Separation Agreements have been, or will be on or before the First Closing Date, duly authorized, executed and delivered by the Company, and constitute, or will constitute upon such authorization, execution and delivery, valid, legal and binding obligations of the Company, enforceable in accordance with their terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of the Separation Agreements and the consummation of the transactions contemplated therein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, (ii) the Company’s charter or by-laws, or (iii) any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties that would, in the case of (i) and (iii), individually or in the aggregate have a Material Adverse Effect; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of the Separation Agreements or for the consummation of the transactions contemplated thereby, except such as have already been obtained, or will have been obtained on or before the First Closing Date, or as may be required under the Act or state securities or blue sky laws; and the Company has full corporate power and authority to enter into the Separation Agreements.

(xi) All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representatives), and the holders thereof are not subject to personal liability by reason of being such holders; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement and Prospectus. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Except as described in the Registration Statement and Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, (i) except as otherwise described in the Registration Statement and Prospectus and (ii) except for any directors’ qualifying shares, the Company or one of its subsidiaries owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. Except as described in the Registration Statement and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, except for the issuance of stock in respect of the exercise of stock options by employees under existing employee benefit plans.

(xii) The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except to the extent that such non-compliance therewith would not have a Material Adverse Effect; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except to the extent that such non-compliance therewith would not have a Material Adverse Effect.

(xiii) Each subsidiary of the Company that is engaged in the business of insurance or reinsurance (collectively, the “Insurance Subsidiaries” and each individually, an “Insurance Subsidiary”) is in compliance with the requirements of the insurance laws and regulations of its respective jurisdiction of organization or incorporation, as the case may be, and the insurance laws and regulations of other jurisdictions which are applicable to it, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case, with such exceptions as would not reasonably be expected to have a Material Adverse Effect; and, except as otherwise specifically described in the Prospectus, neither the Company nor any Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (“Approvals”) is needed to be obtained by the Company or any of the Insurance Subsidiaries, in connection with this Agreement or otherwise, except in any case where obtaining such Approvals or the failure to obtain such Approvals would not reasonably be expected to have a Material Adverse Effect.

(xiv) The Insurance Subsidiaries hold such insurance licenses, certificates and permits from governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where they conduct business (the “Insurance Licenses”)) as are necessary to the conduct of their business as described in the Prospectus; each Insurance Subsidiary has fulfilled and performed all obligations necessary to maintain the Insurance Licenses; except as disclosed in the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of any Insurance License that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and except as disclosed in the Prospectus, no insurance regulatory agency or body has issued or, to the knowledge of the Company, threatened or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

(xv) Except as disclosed in the Prospectus, the Company and its Insurance Subsidiaries have made no material change in their insurance reserving practices since December 31, 2003.

(xvi) All reinsurance treaties, contracts and agreements to which any Insurance Subsidiary is a party are in full force and effect and no Insurance Subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect or where such violation or default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; no Insurance Subsidiary has received any notice from any of the other parties to such reinsurance treaties, contracts or agreements that such other party intends not to perform such treaty, contract or agreement and, to the knowledge of the Company and the Insurance Subsidiaries, none of the other parties to such treaties, contracts or agreements will be unable to perform such treaty, contract or agreement except to the extent adequately and properly reserved for in the audited historical financial statements of the Company included in the Prospectus, except where such nonperformance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xvii) The statutory financial statements of the Insurance Subsidiaries, from which certain ratios and other statistical data included in the Registration Statement and the Prospectus have been derived, have been prepared for each relevant period in conformity with statutory accounting principles or practices required or permitted by the National Association of Insurance Commissioners and by the appropriate Insurance Department of the jurisdiction of domicile of each Insurance Subsidiary, and such statutory accounting principles and practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly in all material respects the statutory financial position of the Insurance Subsidiaries as of the dates thereof and the statutory basis results of operations of the Insurance Subsidiaries for the periods covered thereby.

(xviii) The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement and Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement and the Prospectus and except where such liens, claims, security interests or other encumbrances or defects would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(xix) The Company and each of its subsidiaries owns or possesses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement and Prospectus; except as stated in the Registration Statement and Prospectus, no name which the Company or any of its subsidiaries uses and no other aspect of the business of the Company or any of its subsidiaries is expected to give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others material to the business or prospects of the Company and neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee, in each case except as would not reasonably be expected to have a Material Adverse Effect.

(xx) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in breach of or otherwise in default; and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject, except for violations, breaches or defaults that would not reasonably be expected to have a Material Adverse Effect.

(xxi) The Company and its subsidiaries have timely filed all federal, state, local and foreign tax returns required to be filed, which returns are true and correct in all material respects, and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith, except where the failure to so file or pay or where such violation or default would not reasonably be expected to have a Material Adverse Effect.

(xxii) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company. The Company has not taken and will not take during the offering period (including any time after the effective date of the Registration Statement during which the Underwriters are deemed to be making a public offering), directly or indirectly, any action designed to or which has constituted or which might reasonably expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxiii) The Securities have been approved for listing on the Nasdaq National Market under the symbol “AFFM” upon official notice of issuance and, on the date the Registration Statement became or becomes effective, the Company’s Registration Statement on Form 8-A or other applicable form under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), became or will become effective.

(xxiv) Other than (i) the subsidiaries of the Company listed or referred to in Exhibit 21.1 to the Registration Statement, (ii) Harbor Insurance Group, Inc., of which the Company indirectly owns 25% of the outstanding common stock, and (iii) certain publicly-traded entities, the equity securities of which are held in the investment portfolios of the Company and its subsidiaries and which equity securities represent in each case less than 5% of the total outstanding equity securities of such publicly-traded entity, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xxv) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, and in the case of the Insurance Subsidiaries, statutory financial statements in conformity with applicable statutory accounting principles and practices, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has adopted disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that management of the Company reasonably believes will be effective in ensuring that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

(xxvi) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxvii) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

(xxviii) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xxix) None of the Directed Stock Participants (as defined below) are residents of any jurisdiction outside the United States.

(xxx) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxxi) The Company is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith.

(xxxii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of any payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(xxxiii) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxiv) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxv) All offers and sales of securities of the Company prior to the date hereof were at all relevant times exempt from the registration requirements of the Act and the Rules and Regulations and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

(xxxvi) No transaction has occurred between or among the Company and its subsidiaries, on the one hand, and any of the Company’s officers, directors or 5% stockholders or any affiliate or affiliates of any such officer, director or 5% stockholder, on the other hand, that is required to be described in and is not described in the Registration Statement and the Prospectus.

(b) The Selling Stockholders jointly and severally represent and warrant to, and agree with, the several Underwriters as follows:

(i) Each Selling Stockholder is the record and beneficial owner of, and has, and on the First Closing Date and/or the Second Closing Date, as the case may be, will have, valid and marketable title to the Securities to be sold by such Selling Stockholder, free and clear of all security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances; and upon delivery of and payment for such Securities hereunder, the several Underwriters will acquire valid and marketable title thereto, free and clear of any security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances. Each Selling Stockholder is selling the Securities to be sold by such Selling Stockholder for such Selling Stockholder’s own account and is not selling such Securities, directly or indirectly, for the benefit of the Company, and no part of the proceeds of such sale received by such Selling Stockholder will inure, either directly or indirectly, to the benefit of the Company other than as described in the Registration Statement and Prospectus.

(ii) Each Selling Stockholder has the power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder.

(iii) This Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder and constitutes a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or laws affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of this Agreement and the performance of the terms hereof and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or any law, regulation, order or decree applicable to such Selling Stockholder except where any such breach or violation would not, individually or in the aggregate, materially impair such Selling Stockholder’s ability to meet its obligations under this Agreement; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the sale of the Securities being sold by such Selling Stockholder, except such as may be required under the Act or state securities laws or blue sky laws.

(iv) Each of the Separation Agreements has been, or will be on or before the First Closing Date, duly authorized, executed and delivered by the applicable Selling Stockholders or their respective subsidiaries or affiliates and each constitutes, or will constitute upon such authorization, execution and delivery, a valid and binding agreement of such Selling Stockholders or their subsidiaries or affiliates, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or laws affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of the Separation Agreements and the performance of the terms thereof and the consummation of the transactions contemplated therein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material agreement or instrument to which any Selling Stockholder or its subsidiaries or affiliates is a party or by which such Selling Stockholder or its subsidiaries or affiliates is bound, or any law, regulation, order or decree applicable to such Selling Stockholder or its subsidiaries or affiliates, except where any such breach or violation would not, individually or in the aggregate, materially impair such Selling Stockholder’s or its subsidiary’s or affiliate’s (as applicable) ability to meet its obligations under the Separation Agreements; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of the Separation Agreements or for the consummation of the transactions contemplated thereby other than any such consent, approval, authorization or order which has already been obtained or filing which has already been made, or will have been obtained or made on or before the First Closing Date.

(v) Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by such Selling Stockholder.

(vi) Other than as contemplated by this Agreement and except as disclosed in the Registration Statement and Prospectus, there is no broker, finder or other party that is entitled to receive from a Selling Stockholder any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(vii) The representations and warranties of the Company contained in Section 2(a) hereof are true and correct as of each date on which such representations and warranties of the Company are given or are deemed to be given.

(viii) As of the time the Registration Statement (or any post-effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act) is or was declared effective by the Commission, upon the filing or first delivery to the Underwriters of the Prospectus (or any supplement to the Prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations)) and at the First

Closing Date and Second Closing Date (as hereinafter defined), (A) the Registration Statement and Prospectus (in each case, as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof. If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to any Selling Stockholder’s knowledge, threatened by the Commission.

(c) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby, and any certificate signed by or on behalf of any Selling Stockholder as such and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

3. Purchase, Sale and Delivery of Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell [                ] Firm Shares, and each Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto, to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto. The purchase price for each Firm Share shall be $[                ] per share. The obligation of each Underwriter to each of the Company and the Selling Stockholders shall be to purchase from each of the Company and the Selling Stockholders that number of Firm Shares (to be adjusted by the Representatives to avoid fractional shares) which represents the same proportion of the number of Firm Shares to be sold by each of the Company and the Selling Stockholders pursuant to this Agreement as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto represents to the total number of Firm Shares to be purchased by all Underwriters pursuant to this Agreement. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule II.

It is understood that [                ] shares of the Firm Shares (“Directed Stock”) will initially be reserved by the Underwriters for offer and sale to employees and persons having relationships with the Company or its employees (“Directed Stock Participants”) upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers (“Directed Stock Program”). Under no circumstance will the Representatives or any Underwriter be liable to the Company or to any Directed Stock Participant for any action taken or omitted to be taken in good faith and without gross negligence in connection with such Directed Stock Program. To the extent that any shares of Directed Stock are not affirmatively reconfirmed for purchase by any Directed Stock Participant on or immediately after the date of this Agreement, such Directed Stock may be offered to the public as part of the public offering contemplated hereby.

The Firm Shares will be delivered by the Company and the Selling Stockholders to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company and the Selling Stockholders, as appropriate, at the offices of Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.” If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days’ prior notice to the Company and the Selling Stockholders, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the First Closing Date at the offices of Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

(b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company, with respect to [                ] of the Option Shares, and certain of the Selling Stockholders, with respect to the number of Option Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto, hereby grant to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company and to Selling Stockholders setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date”, respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. If the option is exercised, the obligation of each Underwriter shall be to purchase from the Selling Stockholders granting an option to purchase the Option Shares, on a pro rata basis up to [                ] Option Shares, that number of Option Shares (to be adjusted by the Representatives to avoid fractional shares) which represents the same proportion that the number of Option Shares granted by each such Selling Stockholder bears to the total number of Option Shares granted by all such Selling Stockholders, and, to the extent the option to purchase Option Shares exceeds [                 ], from the Company up to an aggregate of [                 ] Option Shares. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

The Option Shares will be delivered by the Selling Stockholders and the Company, as appropriate, to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Selling Stockholders or the Company, as appropriate, at the offices of Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date. If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Second Closing Date at the office of Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

(c) It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company or the Selling Stockholders, on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company or any Selling Stockholder.

4. Covenants.

(a) The Company covenants and agrees with the several Underwriters as follows:

(i) If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus (or term sheet within the meaning of Rule 434 of the Rules and Regulations) containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b), 430A and 434, if applicable, of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b); the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) that, in your opinion, are necessary in connection with the distribution of the Securities by the Underwriters; and the Company will not file any amendment or supplement to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

(ii) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(iii) Within the time during which a prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) relating to the Securities is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(iv) The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, copies of the Registration Statement (three of which will be signed and will include all consents and exhibits filed therewith), each Preliminary Prospectus, the Prospectus, and all amendments and supplements (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(v) During a period of five years commencing with the date hereof, the Company will furnish to the Representatives upon request, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the National Association of Securities Dealers, Inc., the Nasdaq Stock Market or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).

(vi) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(vii) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Prospectus and will report the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

(viii) Neither the Company nor any subsidiary will, without the prior written consent of Piper Jaffray & Co. on behalf of the Underwriters, from the date of execution of this Agreement and continuing to and including the date which is 180 days after the date of the Prospectus (the “Lock-Up Period”), (i) offer, pledge, sell, assign, encumber, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. If (x) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Section 4(a)(viii) shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event. Notwithstanding the foregoing, nothing herein shall prohibit (A) sales to the Underwriters pursuant to this Agreement, (B) sales by the Company in connection with the exercise of outstanding options granted under the Affirmative Insurance Holdings, Inc. 2004 Stock Incentive Plan or the Affirmative Insurance Holdings, Inc. 1998 Omnibus Incentive Plan, or (C) issuances of securities pursuant to the Affirmative Insurance Holdings, Inc. 2004 Stock Incentive Plan and disclosed in the Prospectus. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(ix) The Company either has caused to be delivered to you or will cause to be delivered to you prior to the effective date of the Registration Statement a letter from each of the Company’s directors and officers previously identified by you in writing stating that such person irrevocably agrees that he or she will not, without the prior written consent of Piper Jaffray & Co. on behalf of the Underwriters, from the date of the Prospectus to and including the date which is 180 days after the date of the Prospectus (subject to extension pursuant to the terms of the letter), (i) offer, pledge, sell, assign, encumber, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; (ii) enter into any swap transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (ii) or in clause (i) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) publicly disclose the intention to make any such offer, pledge, sale, assignment or disposition, or to enter into any such swap transaction or other arrangement (the “Lock-Up Agreements”), subject to such exceptions thereto and other provisions thereof as are specified in the Lock-Up Agreements. The Company will enforce the terms of each Lock-Up Agreement and each Selling Stockholder Lock-Up Agreement (defined below) and will issue stop-transfer instructions to the Company’s transfer agent and registrar for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement or Selling Stockholder Lock-Up Agreement.

(x) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

(xi) The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xii) In connection with the Directed Stock Program, to ensure that the Directed Stock will be restricted to the extent required by the National Association of Securities Dealers or the rules of such association from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement, the Company will direct the Company’s transfer agent and registrar to place stop-transfer restrictions upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Directed Stock, the Company agrees to reimburse the Underwriters for any reasonable expense (including, without limitation, legal expenses) they incur with such release.

(xiii) The Company will file with the Commission such periodic and special reports as required by the Rules and Regulations.

(xiv) The Company and its subsidiaries will maintain such controls and other procedures, including without limitation those contemplated by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries will comply in all material respects with all other applicable provisions of the Sarbanes-Oxley Act.

(b) Each Selling Stockholder severally covenants and agrees with the several Underwriters as follows:

(i) Without limiting any reimbursement right which the Selling Stockholders may have from the Company, such Selling Stockholder will pay all taxes, if any, on the transfer and sale, respectively, of the Securities being sold by such Selling Stockholder.

(ii) The Selling Stockholder has delivered to you or will deliver to you prior to the effective date of the Registration Statement a letter stating that such Selling Stockholder irrevocably agrees that it will not, without the prior written consent of Piper Jaffray & Co. on behalf of the Underwriters, from the date of the Prospectus to and including the date which is 180 days after the date of the Prospectus (subject to extension pursuant to the terms of the letter), (i) offer, pledge, sell, assign, encumber, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; (ii) enter into any swap transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (ii) or in clause (i) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) publicly disclose the intention to make any such offer, pledge, sale, assignment or disposition, or to enter into any such swap transaction or other arrangement, subject to such exceptions thereto and other provisions thereof as are specified in such letter (each such letter, a “Selling Stockholder Lock-Up Agreement”).

(iii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(iv) Such Selling Stockholder shall immediately notify you if any event occurs, or of any change in information relating to such Selling Stockholder, which results in the Prospectus (as supplemented) including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) Each of the Company and each of the Selling Stockholders covenants and agrees that, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, it will pay or cause to be paid, in each case individually, the full amount of (A) all reasonable expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all reasonable expenses and fees (including, without limitation, fees and expenses of the Company’s and the Selling Stockholders’ accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Prospectus, and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, (C) all filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate or are necessary to distribute the Directed Stock, (D) the fees and expenses of any transfer agent or registrar, (E) all filing fees and reasonable fees and disbursements of the Underwriters’ counsel incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, (F) listing fees, if any, and (G) all other reasonable costs and expenses incident to the performance of their obligations hereunder that are not otherwise specifically provided for herein. The expenses of holding investor and dealer information meetings (“roadshow” meetings) undertaken in connection with the marketing of the offering of Securities, including the cost of any aircraft chartered in connection with holding such meetings, shall be shared equally between (i) the Company and the Selling Stockholders on the one hand, and (ii) the Underwriters on the other hand. Except as otherwise expressly provided in this Agreement, the Underwriters shall pay their own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the fees and expenses of their counsel and the expenses of advertising the offering of the Securities made by the Underwriters.

If the sale of the Securities provided for herein is not consummated by reason of action by the Company pursuant to Section 9(a) hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company or any of the Selling Stockholders to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled, each of the Company and each of the Selling Stockholders agrees to reimburse the several Underwriters for the full amount of all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) reasonably incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder; provided, however, that, with respect to the fees and expenses of Underwriters’ counsel, such reimbursement shall in any case be limited to the reasonable out of pocket expenses of such counsel together with the fees of such counsel in an amount not to exceed the lesser of (i) 50% of such fees or (ii) $75,000; provided, further, that in such case neither the Company nor any Selling Stockholder shall in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at each such Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a) The Registration Statement shall have become effective not later than 5:00 p.m., Central time, on the date of this Agreement, or such later time and date as you, as Representatives of the several Underwriters, shall approve and all filings required by Rules 424, 430A and 434 of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

(b) No Underwriter shall have advised the Company that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

(d) On or after the date hereof, no downgrading shall have occurred in any rating accorded to the Company or any of its subsidiaries by A.M. Best Company, Inc.

(e) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Balch & Bingham LLP, counsel for the Company, dated such Closing Date and addressed to you, to the effect that:

(i) Each of the Company and those subsidiaries of the Company listed on Schedule III hereto (the “Subsidiaries”) is validly existing as a corporation, limited liability company or other entity in good standing under the laws of its jurisdiction of organization. Each of the Company and the Subsidiaries has full corporate or other organizational power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation, limited liability company or other entity and is in good standing in the jurisdictions set forth beside its name on Schedule IV hereto.

(ii) The capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption “Description of Capital Stock.” All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and the holders thereof are not subject to personal liability by reason of being such holders. The Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound. To such counsel’s knowledge, except as described in the Registration Statement and Prospectus neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.

(iii) All of the issued and outstanding shares of capital stock of each of the Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, to such counsel’s knowledge, except as otherwise described in the Registration Statement and Prospectus, the Company or one of its subsidiaries owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. To such counsel’s knowledge, except as described in the Registration Statement and Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary any shares of the capital stock of the Company or any subsidiary of the Company.

(iv) Based upon the oral advice of the Staff of the Commission, the Registration Statement has become effective under the Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

(v) The descriptions in the Registration Statement and Prospectus of statutes, regulations, legal and governmental proceedings, contracts and other documents, insofar as such statements constitute a summary of documents referred to therein or matters of law, are correct in all material respects and provide a fair summary of such provisions; and such counsel does not know of any statutes, regulations, legal or governmental proceedings or contracts or other documents required to be described in the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

(vi) The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company enforceable in accordance with its terms (except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity); the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the Company’s property is subject, the charter or by-laws of the Company, or any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except to the extent that such breach, violation or default would not have a Material Adverse Effect; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities laws.

(vii) Each of the Separation Agreements has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity); the execution, delivery and performance of each Separation Agreement and the consummation of the transactions therein contemplated did not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any agreement or instrument known to such counsel to which the Company is or was a party or by which the Company is or was bound or to which any of the Company’s property is or was subject, the charter or by-laws of the Company, or any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except to the extent that such breach, violation or default would not have a Material Adverse Effect; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body was or is required for the execution, delivery and performance of such Separation Agreement or for the consummation of the transactions contemplated thereby, except such as have been obtained.

(viii) The Registration Statement and the Prospectus, and any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), comply as to form in all material respects with the requirements of the Act and the Rules and Regulations. In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company and its subsidiaries, representatives of the independent public accountants for the Company, the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement and/or the Prospectus and related matters were discussed. On the basis thereof, but without independent verification by such counsel, and without passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendments or supplements thereto, no facts have come to such counsel’s attention that lead it to believe that (i) the Registration Statement, at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) the Prospectus, as of the date of the relevant prospectus supplement or at the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel will express no statement with respect to the financial statements and related schedules, other financial information and statistical data derived from such financial statements, related schedules and other financial information included in the Registration Statement or the Prospectus).

In rendering such opinion, such counsel may rely (i) as to matters of law other than federal law and those jurisdictions in which such counsel is qualified to engage in the practice of law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company and its subsidiaries provided that the extent of such reliance is specified in such opinion.

(f) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Zack Stamp, Ltd., special Illinois insurance counsel for the Company, dated such Closing Date and addressed to you, to the effect that:

(i) Each of the Insurance Subsidiaries is validly existing as a corporation in good standing under the laws of the State of Illinois. Each of the Insurance Subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth beside its name on Schedule IV hereto.

(ii) All of the issued and outstanding shares of capital stock of each of the Insurance Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, to such counsel’s knowledge, except as otherwise described in the Registration Statement and Prospectus, the Company or one of its subsidiaries owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock.

(iii) The descriptions in the Registration Statement and Prospectus of statutes, regulations, legal and governmental proceedings, contracts and other documents relating to the Insurance Subsidiaries, insofar as such statements constitute a summary of documents referred to therein or matters of law, are correct in all material respects and provide a fair summary of such provisions; and such counsel does not know of any statutes, regulations, legal or governmental proceedings or contracts or other documents required to be described in the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

(iv) Each Insurance Subsidiary holds such insurance licenses, certificates and permits from governmental authorities (including, without limitation, Insurance Licenses) as are necessary to the conduct of its business as described in the Prospectus; there is no pending or threatened action, suit, proceeding or investigation known to such counsel that could reasonably be expected to result in the revocation, termination or suspension of any Insurance License which would have a Material Adverse Effect; and except as disclosed in the Prospectus, to the knowledge of such counsel, no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

(v) All reinsurance treaties and arrangements to which any Insurance Subsidiary is a party are in full force and effect and such counsel is not aware of any violation of, or default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein by any Insurance Subsidiary.

In rendering such opinion, such counsel may rely (i) as to matters of law other than those jurisdictions in which such counsel is qualified to engage in the practice of law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company and its subsidiaries provided that the extent of such reliance is specified in such opinion.

(g) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Balch & Bingham LLP, counsel for the Selling Stockholders, dated such Closing Date and addressed to you, to the effect that:

(i) Each of the Selling Stockholders is the sole record and beneficial owner of the Securities to be sold by such Selling Stockholder and delivery of the certificates for the Securities to be sold by each Selling Stockholder pursuant to this Agreement, upon payment therefor by the Underwriters, will pass marketable title to such Securities to the Underwriters and the Underwriters will acquire all the rights of such Selling Stockholder in the Securities (assuming the Underwriters have no knowledge of an adverse claim), free and clear of any security interests, claims, liens or other encumbrances.

(ii) Each of the Selling Stockholders has the power and authority to enter into this Agreement and to perform and discharge such Selling Stockholder’s obligations hereunder; and this Agreement has been duly and validly authorized, executed and delivered by the Selling Stockholders and is a valid and binding agreement of the Selling Stockholders, enforceable in accordance with its terms (except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and subject to general principles of equity).

(iii) The execution and delivery of this Agreement and the performance of the terms hereof and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, or any agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of its property is subject, any such Selling Stockholder’s charter, by-laws or other governing document, or any order or decree known to such counsel of any court or government agency or body having jurisdiction over such Selling Stockholder or any of its respective properties, except to the extent that such breach, violation or default would not have a Material Adverse Effect; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the sale of the Securities being sold by such Selling Stockholder, except such as may be required under the Act or state securities laws or blue sky laws.

(iv) Each Separation Agreement has been duly authorized, executed and delivered by the parties thereto (other than the Company) and constitutes a valid, legal and binding obligation of such parties, enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity); the execution, delivery and performance of each Separation Agreement and the consummation of the transactions contemplated therein did not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any agreement or instrument known to such counsel to which any party to such Separation Agreement (other than the Company) is a party or by which any such party is bound or to which any of such party’s property is or was subject, the charter or by-laws of such party, or any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over such party or any of its respective properties, except to the extent that such breach, violation or default would not have a Material Adverse Effect; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body was required for the execution, delivery and performance of such Separation Agreement or for the consummation of the transactions contemplated thereby, other than any such consent, approval, authorization or order which has already been obtained or filing which has already been made.

In rendering such opinion, such counsel may rely (i) as to matters of law other than federal law and those jurisdictions in which such counsel are qualified to engage in the practice of law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Selling Stockholders provided that the extent of such reliance is specified in such opinion.

(h) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from Sidley Austin Brown & Wood LLP, counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(i) On each Closing Date you, as Representatives of the several Underwriters, shall have received a letter of PricewaterhouseCoopers LLP, dated such Closing Date and addressed to you, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

(j) On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing

Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Securities for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii) The signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), and (A) such documents contain all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (C) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), and (D) except as stated in the Registration Statement and the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might reasonably result in any Material Adverse Change.

(k) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, a certificate or certificates, dated such Closing Date and addressed to you, signed by each of the Selling Stockholders to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as if made at and as of such Closing Date, and that such Selling Stockholder has complied with all the agreements and satisfied all the conditions on such Selling Stockholder’s part to be performed or satisfied at or prior to such Closing Date.

(l) No Underwriter shall have notice of an adverse claim on the Securities within the meaning of Section 8-105 of the Uniform Commercial Code.

(m) Each Selling Stockholder shall have delivered to you, as Representatives of the several Underwriters, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(n) The Company shall have furnished to you, as Representatives of the several Underwriters, and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

(o) All of the Separation Agreements shall have been executed and delivered by the Company and the applicable Selling Stockholders on or before the First Closing Date.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6. Indemnification and Contribution.

(a) Each of the Company and each of the Selling Stockholders agrees to indemnify and hold harmless each Underwriter against any and all losses, claims, damages or liabilities to which such Underwriter may become subject, joint or several, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company) (collectively, “Losses”), in each case for the full amount thereof, insofar as such Losses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rules 430A and 434(d) of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that neither the Company nor any Selling Stockholder shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof; further provided, however, that with respect to any Preliminary Prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter, or any person controlling such Underwriter, from whom the person asserting any loss, claim, liability or expense purchased shares if copies of the Prospectus were timely delivered to the Underwriter pursuant to this Agreement and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of shares to such Person and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, liability, damage or expense. For the avoidance of doubt, the parties hereto acknowledge and agree that the indemnification provided by each of the Company and each of the Selling Stockholders pursuant to this Section 6 shall be in each case individually for the full amount of any Losses, and any Underwriter may at its discretion seek such indemnification from one or more of the Company or the Selling Stockholders for such full amount of any Losses, without diminution due to (i) the failure of such Underwriter to join any other parties, including any of the Company or any of the Selling Stockholders, to any action seeking recovery of such indemnification or (ii) the fact that such Underwriter could also seek indemnification with respect to such Losses from any other party hereto.

In addition to their other obligations under this Section 6(a), the Company and the Selling Stockholders agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), they will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s or the Selling Stockholders’ obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the Company or the Selling Stockholders, as applicable, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Citibank N.A., or its successor (the “Prime Rate”). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company or the Selling Stockholders may otherwise have.

(b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company and the Selling Stockholders may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or in any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof, and will reimburse the Company and the Selling Stockholders for any legal or other expenses reasonably incurred by the Company or any such Selling Stockholder in connection with investigating or defending against any such loss, claim, damage, liability or action.

In addition to their other obligations under this Section 6(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceedings arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(b), they will reimburse the Company and the Selling Stockholders on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters’ obligation to reimburse the Company and the Selling Stockholders for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the respective recipient of such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company or the applicable Selling Stockholders within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Underwriters may otherwise have. Notwithstanding the provisions of this Section 6(b), to the extent any claim, action, investigation, inquiry or other proceeding referred to in the first sentence of this paragraph is accompanied by, is a part of or is in connection with one or more claims, actions, investigations, inquiries or other proceedings contemplated by Section 6(a), the interim payment provisions of the second paragraph of Section 6(a) shall control and this paragraph shall not apply.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representatives, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representatives shall have the right to employ a single counsel to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in subsection (a) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.

(d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The

Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and the Selling Stockholders under this Section 6 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

(f) The Underwriters severally confirm and the Company and each Selling Stockholder acknowledge and agree that the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Marketing Materials, is the following information: (i) the statements with respect to the public offering of the Securities by the Underwriters set forth on the cover page of the Prospectus, (ii) the concession and reallowance figures appearing under the caption “Underwriting” in the Prospectus, (iii) the information regarding stabilizing transactions in the tenth paragraph under the caption “Underwriting” in the Prospectus, (iv) the information regarding passive market making in the eleventh paragraph under the caption “Underwriting” in the Prospectus, and (v) the information regarding prospectuses being made available in electronic format in the twelfth paragraph under the caption “Underwriting” in the Prospectus.

(g) The provisions of this Section 6 shall not affect any agreement among the Company and any of the Selling Stockholders with respect to indemnification or contribution.

(h) In connection with the offer and sale of the Directed Stock, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the Directed Stock Participants to affirmatively reconfirm the Directed Stock for purchase as of the date of this Agreement or to pay for and accept delivery of the Directed Stock by the end of the First Closing Date.

7. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company and the Selling Stockholders herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters, the Company and the Selling Stockholders contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, or any Selling Stockholders or any controlling person thereof, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

8. Withdrawal and Default of Underwriters.

(a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule II hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination none of the Company nor any Selling Stockholder shall be under any liability to any Underwriter (except to the extent provided in Section 4(c) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company or the Selling Stockholders (except to the extent provided in Section 4(c) and Section 6 hereof).

If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

No action taken pursuant to this Section 8 shall relieve any defaulting Underwriter from liability in respect of such default.

9. Effective Date of this Agreement and Termination.

(a) This Agreement shall become effective at 10:00 a.m., Central time, on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective time of the Registration Statement as you in your discretion shall first release the Securities for sale to the public; provided, that if the Registration Statement is effective at the time this Agreement is executed, this Agreement shall become effective at such time as you in your discretion shall first release the Securities for sale to the public. For the purpose of this Section, the Securities shall be deemed to have been released for sale to the public upon release by you of an electronic communication authorizing commencement of the offering the Securities for sale by the Underwriters or other securities dealers. By giving notice as hereinafter specified before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, or the

Company, or, by joint action only, the Selling Stockholders, may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 4(c) and Section 6 hereof shall at all times be effective.

(b) You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading on the Nasdaq National Market, New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq National Market, New York Stock Exchange or the American Stock Exchange, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities between the United States and any foreign power or terrorist organization or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(c) and Section 6 hereof shall at all times be effective.

(c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company and the Selling Stockholders shall be notified promptly by you by telephone, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you and the Selling Stockholders shall be notified by the Company by telephone, confirmed by letter.

10. Default by One or More of the Selling Stockholders or the Company. If one or more of the Selling Stockholders shall fail at the First Closing Date to sell and deliver the number of Securities which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number of Securities to be sold by all Selling Stockholders as set forth in Schedule I, then the Underwriters may at your option, by notice from you to the Company and the non-defaulting Selling Stockholders, either (a) terminate this Agreement without any liability on the part of any non-defaulting party (except to the extent provided in Section 4(c) and Section 6 hereof) or (b) elect to purchase the Securities which the Company and the non-defaulting Selling Stockholders have agreed to sell hereunder.

In the event of a default by any Selling Stockholder as referred to in this Section, either you or the Company or, by joint action only, the non-defaulting Selling Stockholders shall have the right to postpone the First Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party (except to the extent provided in Section 4(c) and Section 6 hereof).

No action taken pursuant to this Section shall relieve the Company or any Selling Stockholders so defaulting from liability, if any, in respect of such default.

11. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered by hand to the Representatives c/o Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, with a copy to counsel for the Underwriters, Sidley Austin Brown & Wood LLP, at Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois 60603, Attn: Mr. Brian J. Fahrney, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address stated in the Underwriters’ Questionnaire furnished by such Underwriter in connection with this offering; if to the Company, shall be mailed or delivered to it at 4450 Sojourn Drive, Suite 500, Addison, Texas 75001, Attention: Mr. Timothy A. Bienek; if to any of the Selling Stockholders, at the address of such Selling Stockholder as set forth in Schedule I hereto, or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

14. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours, AFFIRMATIVE INSURANCE HOLDINGS, INC.

By:
	Name:	Thomas E. Mangold
	Title:	Chairman, President and Chief Executive Officer

SELLING STOCKHOLDERS: VESTA INSURANCE GROUP, INC.

By:
Name:
Title:

THE SHELBY INSURANCE COMPANY

By:
Name:
Title:

VESTA FIRE INSURANCE CORPORATION

By:
Name:
Title:

SHELBY CASUALTY INSURANCE COMPANY

By:
Name:
Title:

THE HAWAIIAN INSURANCE AND GUARANTY COMPANY, LTD

By:
Name:
Title:

Confirmed as of the date first above mentioned, on behalf of themselves and the other several Underwriters named in Schedule II hereto. PIPER JAFFRAY & CO.

By:
Managing Director

SCHEDULE I

Selling Stockholders

Name	Number of Firm Shares to be Sold	Maximum Number of Option Shares Subject to Option
Vesta Insurance Group, Inc. 3760 River Run Drive Birmingham, Alabama 35243

The Shelby Insurance Company 3760 River Run Drive Birmingham, Alabama 35243

Vesta Fire Insurance Corporation 3760 River Run Drive Birmingham, Alabama 35243

Shelby Casualty Insurance Company 3760 River Run Drive Birmingham, Alabama 35243

The Hawaiian Insurance and Guaranty Company, Ltd 3760 River Run Drive Birmingham, Alabama 35243

Total

SCHEDULE II

Underwriters

Underwriter	Number of Firm Shares (1)
Piper Jaffray & Co.
William Blair & Company, L.L.C.
Sandler O’Neill & Partners, L.P.
Raymond James & Associates, Inc.

Total

(1)	The Underwriters may purchase up to an additional [ ] Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE III

Subsidiaries

Entity	Jurisdiction of Organization
Affirmative Management Services, Inc.	Texas
Affirmative Services, Inc.	Texas
Affirmative Services Retail, Inc.	Texas
Affirmative Property Holdings, Inc.	Texas
Affirmative Underwriting Services, Inc.	Texas
A-Affordable Managing General Agency, Inc.	Texas
American Agencies General Agency, Inc.	Texas
Affirmative Insurance Services of South Carolina, Inc.	South Carolina
American Agencies Investments, Inc.	Delaware
Affirmative Insurance Services, Inc.	Illinois
Space Coast Holdings, Inc.	Delaware
Space Coast Underwriters Insurance Agency, Inc.	Florida
American Agencies Insurance Group, Inc.	Texas
Affirmative Retail, Inc.	Texas
A-Affordable Insurance Agency, Inc.	Texas
Driver’s Choice Insurance Services, LLC	South Carolina
InsureOne Independent Insurance Agency, LLC	Illinois
Yellow Key Insurance Agency, Inc.	Illinois
Driver’s Choice Insurance Agencies, Inc.	South Carolina
Affirmative Franchises, Inc.	Texas
A-Affordable Locations, Inc.	Texas
Affirmative Alternative Distribution, Inc.	Texas

SCHEDULE IV

State Qualifications

Entity	Jurisdiction of Organization	Foreign Qualifications
Affirmative Insurance Holdings, Inc.	Delaware	Texas
Affirmative Management Services, Inc.	Texas	—
Affirmative Services, Inc.	Texas	—
Affirmative Services Retail, Inc.	Texas	—
Affirmative Property Holdings, Inc.	Texas	—
Affirmative Underwriting Services, Inc.	Texas	—
A-Affordable Managing General Agency, Inc.	Texas	—
American Agencies General Agency, Inc.	Texas	California, Illinois, Indiana Michigan, Missouri, New Mexico
Affirmative Insurance Services of South Carolina, Inc.	South Carolina	—
American Agencies Investments, Inc.	Delaware	—
Affirmative Insurance Services, Inc.	Illinois	Indiana, Missouri
Space Coast Holdings, Inc.	Delaware	—
Space Coast Underwriters Insurance Agency, Inc.	Florida	—
American Agencies Insurance Group, Inc.	Texas	—
Affirmative Retail, Inc.	Texas	—
A-Affordable Insurance Agency, Inc.	Texas	—
Driver’s Choice Insurance Services, LLC	South Carolina	—
InsureOne Independent Insurance Agency, LLC	Illinois	Colorado, Florida, Indiana, Iowa, Kansas, Missouri, Ohio, Texas, Wisconsin
Yellow Key Insurance Agency, Inc.	Illinois	Missouri
Driver’s Choice Insurance Agencies, Inc.	South Carolina	—
Affirmative Franchises, Inc.	Texas	—
A-Affordable Locations, Inc.	Texas	—
Affirmative Alternative Distribution, Inc.	Texas	—

State Qualifications – Insurance Subsidiaries

Entity	Jurisdiction of Organization	Foreign Qualifications
Affirmative Insurance Company	Illinois

Arizona, Arkansas, Connecticut, Florida,

Georgia, Idaho, Illinois, Indiana, Iowa,

Kansas, Kentucky, Mississippi, Missouri,

Nebraska, New Mexico, North Carolina,

North Dakota, Ohio, Oklahoma,

Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, West Virginia, Wisconsin

Insura Property & Casualty Insurance Company	Illinois

Arizona, Arkansas, Colorado, Connecticut,

Florida, Georgia, Illinois, Indiana, Iowa,

Kansas, Kentucky, Mississippi, Nebraska,

North Carolina, North Dakota, Ohio,

Oklahoma, Rhode Island, South Carolina,

South Dakota, Tennessee, Utah, Virginia,

West Virginia, Wisconsin

EXHIBIT A

The Separation Agreements

Addendum No. 2 to the Amended and Restated 100% Quota Share Reinsurance Contract dated as of May 10, 2004 between The Shelby Insurance Company, Affirmative Insurance Company and Insura Property and Casualty Insurance Company and Vesta Fire Insurance Corporation

Separation Agreement dated as of [                ], 2004 between the Company and Vesta Insurance Group, Inc.

Registration Rights Agreement dated as of [                ], 2004 between the Company and Vesta Insurance Group, Inc.